As filed with the Securities and Exchange Commission on August 7,
1996
                                      Registration No. 333-
===================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           -----------

                            FORM S-8
                     Registration Statement
                              Under
                   The Securities Act of 1933

                     HARLEYSVILLE GROUP INC.
     (Exact name of registrant as specified in its charter)

          Delaware                              51-0241172
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

       355 Maple Avenue, Harleysville, Pennsylvania  19438
             (Address of principal executive offices) (Zip Code)


                           -----------

     HARLEYSVILLE GROUP INC. DIRECTORS' EQUITY AWARD PROGRAM
                    (Full title of the Plan)


                      Walter R. Bateman, II
              President and Chief Executive Officer
                     Harleysville Group Inc.
                        355 Maple Avenue
                Harleysville, Pennsylvania 19438
             (Name and address of agent for service)

                         (215) 256-5000
  (Telephone number, including area code, of agent for service)

                         --------------

                         WITH COPIES TO:

Donald A. Scott, Esquire           Roger A. Brown, Esquire
Morgan, Lewis & Bockius            Harleysville Group Inc.
2000 One Logan Square              355 Maple Avenue
Philadelphia,                      Harleysville,
Pennsylvania 19103-6993            Pennsylvania 19438-2297
(215) 963-5206                     (215) 256-5173

                 CALCULATION OF REGISTRATION FEE
============================================================================


                                    Proposed      Proposed
                                    maximum       maximum
                       Amount       offering      aggregate    Amount of
Title of Securities    to be        price per     offering    registration
 to be registered    registered     share <F1>    price <F1>  fee <F1>
- -----------------    ----------     ----------    ----------  -------------

Common Stock
 $1.00 par value      22,584        $25.38        $573,182    $198.00

[FN]
<F1>  Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices of Registrant's Common Stock on August 1, 1996 on the NASDAQ National Market System

=============================================================================


       Page II-1


                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         -----------------------------------------------

   The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

   a. Annual Report on Form 10-K for the year ended December 31, 1995 filed by the Company pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act").

   b. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 filed by the Company pursuant to Section
        13(a) of the Exchange Act.

   c. The description of the Company's common stock set forth in response to Item 1(b) of the Registration Statement on Form 8-A filed by the Company pursuant to Section 12 of the Exchange Act and any amendment to such registration statement filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorpo-rated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein or in any subsequently filed appendix to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Not applicable.

Item 5.  Not applicable.

       Page II-2

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
         -----------------------------------------

   The Company's Certificate of Incorporation and By-Laws contain provisions permitted by the Delaware General Corporation Law (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law that limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty, and its By-Laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  Not applicable.

Item 8.  EXHIBITS
         --------

   Reference is made to the Exhibit Index on Page II-6.

Item 9. UNDERTAKINGS
        ------------

   The undersigned registrant hereby undertakes:

   (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration state-ment:

        (i)    To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registra-tion statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration state-ment;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       Page II-3

               Provided, however, that paragraphs (1)(i) and
               --------  -------
               (1)(ii) shall not apply to this registration statement on Form S-8 if the information required to be included in the post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                               ----
fide offering thereof.
- ----

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        ---- ----

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       Page II-4


                           SIGNATURES
                           ----------

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on this 7th day of August, 1996.

                          HARLEYSVILLE GROUP INC.


                          BY:  /s/Walter R. Bateman
                               ---------------------
                               Walter R. Bateman, II
                               President and
                               Chief Executive Officer



                        POWER OF ATTORNEY
                        ------------------

     Each person whose signature appears below constitutes and appoints each of Walter R. Bateman, II and Roger A. Brown, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Page II-5

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



     Signature                    Title                 Date
     ---------                    -----                 ----



/s/B.W. Mitchell          Chairman of the Board       August 7, 1996
- ---------------------          and a Director
  Bradford W. Mitchell



/s/Walter R. Bateman           President,             August 7, 1996
- -----------------------   Chief Executive Officer
  Walter R. Bateman, II       and a Director


/s/Bruce J. Magee            Senior Vice President    August 7, 1996
- -----------------            and Chief Financial
  Bruce J. Magee              Officer (principal
                            financial officer and
                          principal accounting officer)


/s/Michael L. Browne           Director               August 7, 1996
- --------------------
  Michael L. Browne


/s/Robert D. Buzzell           Director               August 7, 1996
- --------------------
  Robert D. Buzzell


/s/H. Bryce Jordan             Director               August 7, 1996
- ------------------
  H. Bryce Jordan


/s/William E. Strasburg        Director               August 7, 1996
- -----------------------
  William E. Strasburg

/s/Frank E. Reed               Director               August 7, 1996
- ----------------
  Frank E. Reed


/s/G. G. Johnson               Director               August 7, 1996
- -------------------
  Gerard G. Johnson

       Page II-6

                          EXHIBIT INDEX

Exhibit
Number    Description of Exhibits
- ------    -----------------------

(4)(A) Certificate of Incorporation of Registrant (Restated to include Amendment adopted April 26, 1996) incorporated by reference to Exhibit 4(A) to the Registrant's S-8
          Registration Statement No. 333-03127 filed May 3, 1996.

(4)(B) Amended and Restated By-Laws of Registrant - incorporated by reference to Exhibit (4) (B) to the Registrant's Post-Effective Amendment No. 1 to S-3 Registration Statement
          No. 33-90810 filed October 10, 1995.

(4)(C)*   Directors' Equity Award Program of Registrant.


(5)* Opinion of Morgan, Lewis & Bockius re legality of shares of Common Stock being offered hereby.

(23)(A)*  Consent of KPMG Peat Marwick LLP.

    (B)   Consent of Morgan, Lewis & Bockius (included in Exhibit
          (5)).

(24)*     Power of Attorney included on Page II-4.

(28) Statement re Registrant - incorporated by reference to Exhibit (28) to the Registrant's Annual Report on Form
          10-K for the year ended December 31, 1995.

(28)(A) Schedule P of the 1995 statutory annual statement for the total pooled business of Harleysville Mutual Insurance Company and the pooled participant property and casualty insurance subsidiaries of Harleysville Group Inc. - incorporated by reference to Exhibit (28)(A) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

(28)(B) Schedule P of the 1995 statutory annual statement of Lake States Insurance Company - incorporated by reference to Exhibit (28)(B) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

- --------------------
*Filed herewith.